Exhibit 99.1

Ocwen Financial Corporation®

OCWEN FINANCIAL ANNOUNCES SECOND QUARTER 2023 RESULTS

●	Net income of $15 million, an improvement of $56 million from Q1’23

●	Adjusted pre-tax income of $23 million, up $17 million over Q1’23

●	Total liquidity of $233 million as of June 30, 2023, an increase of 6% over December 31, 2022

●	Favorable ruling in legacy CFPB matter stands; case remains closed

West Palm Beach, FL – (August 3, 2023) – Ocwen Financial Corporation (NYSE: OCN) (“Ocwen” or the “Company”), a leading non-bank mortgage servicer and originator, today announced its second quarter 2023 results and provided a business update.

The Company reported GAAP net income of $15 million for the second quarter, an improvement of $56 million compared to the first quarter of 2023. Net income includes $33 million of unfavorable MSR fair value change due to rates and assumptions, net of hedging, partially offset by $28 million in favorable adjustments to significant legal and regulatory settlement expenses. The Company also reported an adjusted pre-tax income of $23 million, an improvement of $17 million compared to the first quarter of 2023 (see “Note Regarding Non-GAAP Financial Measures” below).

Glen A. Messina, Chair, President and CEO of Ocwen, said, “We delivered strong performance for the second quarter with material improvement in net income and adjusted pre-tax income quarter over quarter. Our results reflect the strength of our balanced business, expense discipline and prudent MSR management. Our accretive acquisition of reverse assets reflects our agility and broad expertise in the servicing sector. Our servicing segment continues to be the key driver of earnings, and we remain focused on growing capital-light subservicing and expanding higher-margin originations products. Additionally, I am pleased to report the CFPB did not appeal the district court’s May 2023 ruling in our favor, and as a result, that ruling is now final and we consider this long-running matter to be over. We look toward normalizing our relationship with the CFPB moving forward.”

Messina continued, “We have built a resilient, agile and balanced business that is effectively navigating a dynamic market environment, and we believe we are well-positioned to deliver shareholder value.”

Additional Second Quarter 2023 Operating and Business Highlights

●	Generated $15 million pre-tax gain on opportunistic reverse asset transaction

●	Book value per share of $57 as of June 30, 2023

●	Increased mix of higher margin products to 42% of owned MSR originations compared to 31% in Q1’23

●	Total servicing UPB of $289 billion and total subservicing UPB of $158 billion, down 3% and 2%, respectively, compared to Q1’23

●	Year to date, MSR Asset Vehicle LLC (“MAV”) has purchased or scheduled to close MSRs totaling $9 billion UPB net of sales

●	Total subservicing UPB of $118 billion added in last 24 months; $15-$25 billion UPB in subservicing additions targeted in Q2’23 through Q1’24

1

Webcast and Conference Call

Ocwen will hold a conference call on Thursday, August 3, 2023, at 8:30 a.m. (ET) to review the Company’s second quarter 2023 operating results and to provide a business update. A live audio webcast and slide presentation for the call will be available by visiting the Shareholder Relations page at www.ocwen.com. Participants can access the conference call by dialing (800) 830-9649 or (213) 992-4624 approximately 10 minutes prior to the call. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 15 days.

About Ocwen Financial Corporation

Ocwen Financial Corporation (NYSE: OCN) is a leading non-bank mortgage servicer and originator providing solutions through its primary brands, PHH Mortgage and Liberty Reverse Mortgage. PHH Mortgage is one of the largest servicers in the country, focused on delivering a variety of servicing and lending programs. Liberty is one of the nation’s largest reverse mortgage lenders dedicated to education and providing loans that help customers meet their personal and financial needs. We are headquartered in West Palm Beach, Florida, with offices and operations in the United States, the U.S. Virgin Islands, India and the Philippines, and have been serving our customers since 1988. For additional information, please visit our website (www.ocwen.com).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words, and includes statements in this press release regarding our growth opportunities. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements.

Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the impact of recent failures and re-organizations of banking institutions and continued uncertainty in the banking industry; the potential for ongoing disruption in the financial markets and in commercial activity generally as a result of international events, changes in monetary and fiscal policy, and other sources of instability; the impacts of inflation, employment disruption, and other financial difficulties facing our borrowers; our ability to timely reduce operating costs, or generate offsetting revenue, in proportion to the recent industry-wide decrease in originations activity; the impact of cost-reduction initiatives on our business and operations; the extent to which MAV, other transactions and our enterprise sales initiatives will generate additional subservicing volume, increase market share within the subservicing market, and result in increased profitability; the timing and amount of presently anticipated forward and reverse loan boarding; our ability to close acquisitions of MSRs and other transactions, including the ability to obtain regulatory approvals; our ability to continue to grow our reverse servicing business; our ability to retain clients and employees of acquired businesses, and the extent to which acquisitions and our other strategic initiatives will contribute to achieving our growth objectives; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover servicing advances, forward and reverse whole loans, and HECM and forward loan buyouts and put backs, as well as repay, renew and extend borrowings, borrow additional amounts as and when required, meet our MSR or other asset investment objectives and comply with our debt agreements, including the financial and other covenants contained in them; increased servicing costs based on increased borrower delinquency levels or other factors; the future of our long-term relationship with Rithm Capital Corp. (Rithm); MAV’s continued ownership of its MSR portfolio following the end of MAV’s investment commitment period, and any impact on our subservicing income as a result of the sale of MAV’s MSRs; uncertainty related to past, present or future claims, litigation, cease and desist orders and investigations regarding our servicing, foreclosure, modification, origination and other practices brought by government agencies and private parties, including state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD); scrutiny of our compliance with COVID-19-related rules and regulations, including requirements instituted by state governments, the Federal National Mortgage Association (Fannie Mae), and Federal Home Loan Mortgage Corporation (Freddie Mac) (together, the GSEs), the Government National Mortgage Association (Ginnie Mae) and regulators; the reactions of key counterparties, including lenders, the GSEs and Ginnie Mae, to our regulatory engagements and litigation matters; increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to interpret correctly and comply with liquidity, net worth and other financial and other requirements of regulators, the GSEs and Ginnie Mae, as well as those set forth in our debt and other agreements, including our ability to identify and implement a cost-effective response to Ginnie Mae’s risk-based capital requirements that take effect in late 2024; our ability to comply with our servicing agreements, including our ability to comply with the requirements of the GSEs and Ginnie Mae and maintain our seller/servicer and other statuses with them; our ability to fund future draws on existing loans in our reverse mortgage portfolio; our servicer and credit ratings as well as other actions from various rating agencies, including any future downgrades; as well as other risks and uncertainties detailed in our reports and filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2022. Anyone wishing to understand Ocwen’s business should review our SEC filings. Our forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

2

Note Regarding Non-GAAP Financial Measures

This press release contains references to adjusted pre-tax income (loss), a non-GAAP financial measure.

We believe this non-GAAP financial measure provides a useful supplement to discussions and analysis of our financial condition, because it is a measure that management uses to assess the financial performance of our operations and allocate resources. In addition, management believes that this presentation may assist investors with understanding and evaluating our initiatives to drive improved financial performance. Management believes, specifically, that the removal of fair value changes of our net MSR exposure due to changes in market interest rates and assumptions provides a useful, supplemental financial measure as it enables an assessment of our ability to generate earnings regardless of market conditions and the trends in our underlying businesses by removing the impact of fair value changes due to market interest rates and assumptions, which can vary significantly between periods. However, this measure should not be analyzed in isolation or as a substitute to analysis of our GAAP pre-tax income (loss) nor a substitute for cash flows from operations. There are certain limitations to the analytical usefulness of the adjustments we make to GAAP pre-tax income (loss) and, accordingly, we use these adjustments only for purposes of supplemental analysis. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Ocwen’s reported results under accounting principles generally accepted in the United States. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently to our non-GAAP financial measures. As a result, comparability may be limited. Readers are cautioned not to place undue reliance on analysis of the adjustments we make to GAAP pre-tax income (loss).

Notables

Beginning with the three months ended March 31, 2023, for purposes of calculating Income Statement Notables and Adjusted Pre-Tax Income, we changed the methodology used to calculate MSR Valuation Adjustments due to rates and assumption changes to use a runoff calculation that reflects the actual runoff of the fair value of the MSR instead of the realization of expected cash flows (the prior methodology). We made this change because reporting on the actual runoff of the MSR fair value provides an additional supplemental piece of information for investors to assess this fair value runoff in addition to realization of expected cash flows (which are still provided in the financial statements), and this supplemental piece of information mirrors the way that management assesses the performance of our Servicing segment and the owned MSR portfolio.

3

In the table below, we adjust GAAP pre-tax income (loss) for the following factors: MSR valuation adjustments, expense notables, and other income statement notables. MSR valuation adjustments are comprised of changes to Forward MSR and Reverse mortgage valuations due to rates and assumption changes. Expense notables include significant legal and regulatory settlement expenses, expense recoveries, severance and retention costs, LTIP stock price changes, consolidation of office facilities and other expenses (such as costs associated with strategic transactions). Other income statement notables include non-routine transactions that are not categorized in the above.

For Q2’23, Expense Notables and Income Statement Notables, previously presented in separate tables, are presented in a single table for ease of reading; there were no changes to the categories or calculation of Notables presented.

(Dollars in millions)		Q2’22	Q1’23	Q2’23
I	Reported Net Income (Loss)	10	(40)	15
	Income Tax Benefit (Expense)	1	(2)	(1)
II	Reported Pre-Tax Income (Loss)	9	(38)	16
	Forward MSR Valuation Adjustments due to rates and assumption changes, net(a)(b)(c)	70	(46)	(23)
	Reverse Mortgage Fair Value Change due to rates and assumption changes (b)(d)	(25)	7	(10)
III	Total MSR Valuation Adjustments due to rates and assumption changes, net	46	(39)	(33)
	Significant legal and regulatory settlement expenses	6	(2)	28
	Expense recoveries	0	0	-
	Severance and retention (e)	(5)	(4)	(1)
	LTIP stock price changes (f)	(0)	2	(1)
	Office facilities consolidation	-	(0)	0
	Other expense notables (g)	0	0	0
A	Total Expense Notables	1	(4)	28
B	Other Income Statement Notables (h)	1	(1)	(1)
IV	Total Other Notables [A + B]	2	(5)	27
V	Total Notables (i) [III + IV]	47	(44)	(6)
VI	Adjusted Pre-tax Income (Loss) [II – V]	(38)	6	23

(a)	MSR Valuation Adjustments that are due to changes in market interest rates, valuation inputs or other assumptions, net of overall fair value gains / (losses) on MSR hedge, including FV changes of Pledged MSR liabilities associated with MSR transferred to Rithm Capital Corp and MAV that are due to changes in market interest rates, valuation inputs or other assumptions, a component of MSR valuation adjustment, net, the adjustment does not include valuation gains on MSR purchases of $2.6M for Q2’22, $1.9M for Q1’23; effective in the fourth quarter of 2022, in our consolidated statements of operations we now present all fair value gains and losses of Other financing liabilities, at fair value in MSR valuation adjustments, net (previously reported in Pledged MSR liability expense); other financing liabilities, at fair value include the financing liabilities recognized upon transfers of MSRs that do not meet the requirements for sale accounting treatment (also referred as Pledged MSR liability) and for which we elected the fair value option - refer to Note 1 to the consolidated financial statements; the presentation of past periods has been conformed to the current presentation

(b)	The changes in fair value due to market interest rates were measured by isolating the impact of market interest rate changes on the valuation model output as provided by our third-party valuation expert

(c)	Beginning with the three months ended March 31, 2023, for purposes of calculating Income Statement Notables and Adjusted Pre-Tax Income, we changed the methodology used to calculate MSR Valuation Adjustments due to rates and assumption changes; the presentation of past periods has been conformed to the current presentation; if we had used the methodology employed prior to Q1’23, Forward MSR Valuation Adjustments due to rates and assumption changes, net for Q2’22, Q1’23 and Q2’23 would have been $59M, $(38)M and $(15)M and Adjusted Pre-tax Income (Loss) for Q2’22, Q1’23 and Q2’23 would have been $(26)M, $(3)M and $15M; see Note regarding Non-GAAP Financial Measures for more information

4

(d)	FV changes of loans held for investment and home equity conversion mortgage-backed securities (HMBS) related borrowings due to market interest rates and assumptions, a component of gain on reverse loans held for investment and HMBS-related borrowings, net

(e)	Severance and retention due to organizational rightsizing or reorganization

(f)	Long-term incentive program (LTIP) compensation expense changes attributable to stock price changes during the period

(g)	Includes costs associated with strategic transactions including transaction costs related to the reverse subservicing acquisition from MAM(RMS), rebranding, and MAV upsize

(h)	Includes non-routine transactions

(i)	Certain previously presented notable categories with nil numbers for each quarter shown have been omitted; prior periods have been adjusted to conform with current period information

Condensed Consolidated Balance Sheet

Assets ($ in millions)	Jun 30, 2022	Mar 31, 2023	Jun 30, 2023
Cash and cash equivalents	256	217	213
Restricted Cash	67	39	119
Mortgage servicing rights, at fair value	2,486	2,581	2,676
Advances, net	647	657	603
Loans held for sale	687	849	1,357
Loans held for investment, at fair value	7,384	7,669	7,681
Accounts receivable, net	178	200	189
Investment in equity method investee	39	37	35
Premises and equipment, net	19	19	17
Other Assets	344	359	328
Total Assets	12,108	12,627	13,216

Liabilities & Stockholders’ Equity ($ in millions)	Jun 30, 2022	Mar 31, 2023	Jun 30, 2023
HMBS Related Borrowings, at fair value	7,155	7,471	7,486
Other Financing Liabilities, at fair value	914	1,153	1,274
Advance match funded liabilities	477	470	430
Mortgage loan financing facilities	779	948	1,515
MSR Financings, net	988	915	865
Senior notes, net	595	602	605
Other Liabilities	656	653	607
Total Liabilities	11,564	12,211	12,782
Total Stockholders’ Equity	544	416	434
Total Liabilities and Stockholders’ Equity	12,108	12,627	13,216

5

Condensed Consolidated Statement of Operations

($ in millions)	Jun 30, 2022	Mar 31, 2023	Jun 30, 2023
Revenue
Servicing and subservicing fees	215	232	238
Gain on reverse loans held for investment and HMBS-related borrowings, net	(3)	21	1
Gain on loans held for sale, net	1	3	25
Other Revenue, net	9	6	8
Total Revenue	222	262	272
MSR Valuation Adjustments, net	22	(69)	(49)

Operating Expenses
Compensation and benefits	84	58	58
Servicing and origination	19	16	18
Technology and communication	15	13	13
Professional services	9	13	(17)
Occupancy and equipment	10	9	8
Other expenses	8	5	5
Total Operating Expenses	144	114	84

Other Income (Expense)
Interest income	10	14	20
Interest expense	(38)	(62)	(68)
Pledged MSR liability expense	(63)	(70)	(73)
Earnings of equity method investee	4	0	3
Other, net	(3)	1	(4)
Total Other Income (Expense), net	(90)	(117)	(123)

Income (loss) before income taxes	9	(38)	16
Income tax expense (benefit)	(1)	2	1
Net Income (loss)	10	(40)	15
Basic EPS	$1.12	$(5.34)	$2.02
Diluted EPS	$1.11	$(5.34)	$1.95

For Further Information Contact:

Dico Akseraylian, SVP, Corporate Communications

(856) 917-0066

mediarelations@ocwen.com

6